Investors and Shareholders:	Exhibit 99.1
Dennis Bencala
SiRF Technology Holdings, Inc.
(408) 392-8314 dbencala@sirf.com

FOR IMMEDIATE RELEASE

SiRF Technology Holdings Inc. Announces Financial Results for First Quarter 2008

SiRF reports revenue of $62.0 million

SAN JOSE, Calif.– April 24, 2008/PRNewswire/ — SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a leading provider of GPS-enabled silicon and premium software location platforms, today reported unaudited financial results for its first quarter ended March 31, 2008.

Net revenue in the first quarter of 2008 was $62.0 million, a decrease of 7.9 percent from $67.3 million reported in the first quarter of 2007. Gross margin in the first quarter of 2008 was 42.6 percent, as compared to 53.9 percent in the first quarter of 2007.

Net loss for the first quarter of 2008 was $28.1 million, or ($0.47) per diluted share, based on 60.3 million diluted weighted average shares outstanding. This compares with net income of $2.8 million, or $0.05 per diluted share, based on 56.3 million diluted weighted average shares outstanding in the first quarter of 2007. SiRF reports net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP gross profit, where applicable, excludes the effect of stock-based compensation expense and amortization of acquisition-related intangible assets. Non-GAAP gross profit for the first quarter of 2008 was $30.3 million or 48.9% of net revenue as compared to non-GAAP gross profit of $37.0 million or 55.0% of net revenue for the first quarter of 2007. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation expense, amortization of acquisition-related intangible assets, expenses related to acquisition-related contingent payments, restructuring and asset impairment charges and adjustments to normalize the income tax provision. Non-GAAP net loss for the first quarter of 2008 was $8.4 million, or ($0.14) per diluted share, as compared to non-GAAP net income of $12.0 million, or $0.21 per diluted share for the first quarter of 2007. Non-GAAP net income for the first quarter of 2008 excludes $8.9 million in stock-based compensation expense, $6.2 million in amortization of acquisition-related intangible assets, $0.3 million of expenses related to acquisition-related contingent payments, $0.5 million of restructuring and asset impairment charges and $3.8 million of provision for income taxes. Non-GAAP net income for the first quarter of 2007 excludes $7.3 million in stock-based compensation expense, $1.1 million in amortization of acquisition-related intangible assets and $0.8 million of expenses related to acquisition-related contingent payments. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the first quarter of 2008 were 60.3 million, compared to 56.3 million for the first quarter of 2007. Refer to the itemized reconciliation between net income (loss) on a GAAP basis and non-GAAP basis for the first quarter of 2008 and 2007 as follows.

Total cash, cash equivalents and short-term investments were $120.6 million at March 31, 2008, compared with $139.4 million at December 31, 2007. The Company had no long term investments at March 31, 2008 and December 31, 2007.

“This was a difficult quarter for SiRF. The economic uncertainties and continuing weakness in consumer demand noted in our February 4 conference call and March 25 press release, and increased market competition, resulted in significant challenges for SiRF and many of its customers, and reduced revenue and gross margins,” said Diosdado Banatao, Executive Chairman and Interim President and CEO.

Q1’2008 Highlights and Business Outlook:

In this quarter we launched two new products to expand our leadership in the portable navigation devices (PNDs) and location enabled mobile consumer product markets. In January we introduced SiRFInstantFixII, an autonomous version of SiRF’s original SiRFInstantFix technology that is designed to significantly reduce start-up wait time for users of PNDs and other mobile navigation devices without needing any network connectivity for assistance or updates. At the 2008 GSMA Mobile World Congress in February, we demonstrated the SiRFprimaTM multifunction platform to power the next generation of PNDs and other location-aware mobile devices. Designed to significantly enhance the consumer experience for location applications and media rich content, the SiRFprima platform combines an industry leading GPS/Galileo location engine, powerful application processor, a 3D graphics acceleration engine and a multimedia engine,– all tuned to operate concurrently.

Both these products are getting good response from our customers. At the CeBit show in Germany, Mio, Navman and Medion launched new products with InstantFixII technology. Expected to go into production in second half of 2008, the SiRFprima platform has gained design win momentum at our leading PND customers and we expect it to start generating revenues late this year. In this quarter, many customers including Navigon, Panasonic and MyGuide launched new PNDs using SiRF GPS architectures.

In the wireless market, we continue to see more design wins. Research In Motion launched the BlackBerry Pearl 8110 smartphone, the first BlackBerry Pearl model to feature built-in GPS (Global Positioning System), with many operators including Vodafone, KPN and SFR in Europe, Airtel and Vodafone in India and Rogers Wireless in Canada. At the Mobile World Congress, HTC introduced a new Windows Mobile Smartphone with GPS and Edge. At the CeBit show in March, Asus launched four Windows Mobile GPS enabled Smartphones.

While our product portfolio and design wins are showing strength, overall economic and customer new product ramp up uncertainties make it difficult for us to judge consumer buying behavior and the market growth forecasts at this time.

Quarterly conference call details:

SiRF will host a conference call on April 24, 2008, at approximately 4:30 PM EDT/1:30 PM PDT to discuss its first quarter ended March 31, 2008 financial results.

This event is available through the SiRF Technology web site at www.sirf.com by clicking on the “Investors” link. Listeners should go to the website at least ten minutes before the event to download and install any necessary audio software. For those unable to attend the live broadcast, an archived version of the webcast will be available for twelve months.

The call can also be heard by dialing (800) 894-5910 (domestic) or (785) 424-1052 (international) and entering the conference id: SIRF. A telephonic replay will also be available approximately 2 hours following the earnings call and will be available for two weeks. The telephone playback of the conference call can be accessed by dialing (800) 723-0528.

About SiRF Technology Holdings, Inc.:

SiRF Technology Holdings, Inc. develops and markets semiconductor and software products that are designed to enable location-awareness utilizing GPS and other location technologies, enhanced by wireless connectivity capabilities such as Bluetooth, for high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into mobile consumer devices, such as automobile navigation systems, mobile phones, PDAs, GPS-based peripherals and handheld GPS navigation devices, and into commercial applications, such as location servers, asset tracking devices and fleet management systems. SiRF markets and sells its products in three target platforms: wireless handheld devices, such as mobile phones; automotive electronics systems, including navigation and telematics systems; and consumer and compute devices, including personal digital assistants, notebook computers, recreational GPS handhelds, mobile gaming machines, digital cameras and watches. Founded in 1995, SiRF is headquartered in San Jose, Calif., and has sales offices, design centers and research facilities around the world. The company trades on the Nasdaq Stock Exchange under the symbol SIRF. Additional information about SiRF and its Location Technology solutions can be found at www.sirf.com.

FORWARD-LOOKING STATEMENTS:

Except for purely historical information contained herein, the matters set forth in this press release, including but not limited to statements related to our business outlook and leadership position in the PND market, our product portfolio and design wins, the anticipated features and benefits of our products, including SiRFInstant FixII™ and the SiRFprima™ multifunction platform, customer response to these products, expected timing of production of the SiRFprima™ platform, perceived momentum and growth in the wireless market, the purposes and benefits to our management and investors of using non-GAAP measures, the recurrence of certain expenses in the future, and the contribution of stock-based compensation to our revenue generation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “to,” “being,” “possible,” “may,” “address,” “designed to,” “provide,” “anticipate,” “believe,” “expect,” “plan,” “will,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and reported results should not be considered as an indication of future performance. SiRF’s actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, the market for GPS-based location awareness capabilities, our ability to keep pace with rapid technological change, trends and uncertainties with respect to consumer demand, the macroeconomic environment and the semiconductor industry, international operations and our ability to compete, our ability to successfully integrate acquired businesses and other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the fiscal year 2007 and from time to time in SiRF’s SEC reports. These forward-looking statements speak only as of the date hereof. We do not undertake any obligation to update forward-looking statements.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	March 31, 2008 (Unaudited)	December 31, 2007 (1)
ASSETS
Current assets:
Cash and cash equivalents	$108,915	$100,963
Marketable securities	11,656	38,446
Accounts receivable, net	22,647	37,060
Inventories	30,408	27,962
Current deferred tax assets	4,446	6,946
Prepaid expenses and other current assets	4,639	5,380

Total current assets	182,711	216,757
Property and equipment, net	13,774	13,147
Goodwill	215,707	215,752
Identified intangible assets, net	77,345	82,705
Long-term deferred tax assets	33,697	34,032
Other long-term assets	14,783	1,348

Total assets	$538,017	$563,741

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,750	$22,069
Accrued payroll and related benefits	9,142	12,590
Other accrued liabilities	11,828	6,145
Deferred margin on shipments to distributors	2,293	3,028
Deferred revenue	610	373
Advance contract billings	180	191
Rebates payable to customers	4,036	5,452
Capital lease obligations	129	129

Total current liabilities	42,968	49,977
Long-term deferred tax liabilities	170	169
Long-term income taxes payable	3,006	2,762
Long-term obligations	1,506	1,421

Total liabilities	47,650	54,329
Commitments and contingencies
Stockholders’ equity:
Common stock	6	6
Additional paid-in capital	557,947	548,895
Accumulated other comprehensive loss	(117)	(105)
Accumulated deficit	(67,469)	(39,384)

Total stockholders’ equity	490,367	509,412

Total liabilities and stockholders’ equity	$538,017	$563,741

(1)

The condensed consolidated balance sheet information was derived from SiRF Technology Holdings, Inc. audited consolidated financial statements for the year ended December 31, 2007 as presented in the Company’s December 31, 2007 Form 10-K.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED GAAP STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Revenue:
Product revenue	$59,928	$65,798
License royalty revenue	2,048	1,466

Net revenue	61,976	67,264
Cost of revenue:
Cost of product revenue (includes stock-based compensation expense of $217 and $226 for the three months ended March 31, 2008 and 2007, respectively)	31,898	30,520
Amortization of acquisition-related intangible assets (1)	3,707	470

Gross profit	26,371	36,274
Operating expenses:
Research and development (includes stock-based compensation expense of $4,808 and $4,363 for the three months ended March 31, 2008 and 2007, respectively)	26,881	21,167
Sales and marketing (includes stock-based compensation expense of $1,371 and $1,004 for the three months ended March 31, 2008 and 2007, respectively)	7,425	6,127
General and administrative (includes stock-based compensation expense of $2,480 and $1,735 for the three months ended March 31, 2008 and 2007, respectively)	15,090	6,485
Amortization of acquisition-related intangible assets (1)	2,489	613
Restructuring and asset impairment charges	473	—

Total operating expenses	52,358	34,392
Operating (loss) income	(25,987)	1,882
Other income, net	1,012	1,970
Net (loss) income before provision for income taxes	(24,975)	3,852
Provision for income taxes	3,110	1,048

Net (loss) income	$(28,085)	$2,804

Net (loss) income per share:
Basic	$(0.47)	$0.05

Diluted	$(0.47)	$0.05

Weighted average number of shares used in per share calculations:
Basic	60,334	52,171

Diluted	60,334	56,346

(1)

Certain reclassifications have been made to prior period amounts to conform to SiRF’s current period presentation. Certain amounts of amortization of acquisition-related intangible assets have been reclassed and are being presented as a component of cost of revenue. Previously, SiRF had presented these amounts as a component of operating expense.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

GAAP BASIS to NON-GAAP BASIS RECONCILIATION

(In thousands, except per share amounts)

(Presentation is not based on a comprehensive set of accounting rules or principles)

(Unaudited)

			Three Months Ended March 31,
			2008	2007
Net revenue:			$61,976	$67,264
Gross profit:
GAAP gross profit			$26,371	$36,274
Stock-based compensation expense	(A	)	217	226
Amortization of acquisition-related intangible assets (1)	(B	)	3,707	470

Non-GAAP gross profit			$30,295	$36,970

Non-GAAP gross margin			48.9%	55.0%
Operating expenses:
GAAP operating expenses			$52,358	$34,392
Stock-based compensation expense	(A	)	(8,659)	(7,102)
Amortization of acquisition-related intangible assets (1)	(B	)	(2,489)	(613)
Acquisition-related contingent payments	(C	)	(313)	(750)
Restructuring and asset impairment charges	(D	)	(473)	—

Non-GAAP operating expenses			$40,424	$25,927

Operating (loss) income:
GAAP operating (loss) income			$(25,987)	$1,882
Stock-based compensation expense	(A	)	8,876	7,328
Amortization of acquisition-related intangible assets (1)	(B	)	6,196	1,083
Acquisition-related contingent payments	(C	)	313	750
Restructuring and asset impairment charges	(D	)	473	—

Non-GAAP operating (loss) income			$(10,129)	$11,043

Net (loss) income:
GAAP net (loss) income			$(28,085)	$2,804
Stock-based compensation expense	(A	)	8,876	7,328
Amortization of acquisition-related intangible assets (1)	(B	)	6,196	1,083
Acquisition-related contingent payments	(C	)	313	750
Restructuring and asset impairment charges	(D	)	473	—
Provision for income taxes	(E	)	3,824	37

Non-GAAP net (loss) income			$(8,403)	$12,002

Diluted net (loss) income per share:
GAAP diluted net (loss) income per share			$(0.47)	$0.05

Non-GAAP diluted net (loss) income per share			$(0.14)	$0.21

Shares used to compute diluted net (loss) income per share:
GAAP			60,334	56,346

Non-GAAP			60,334	56,346

(1)

Certain reclassifications have been made to prior period amounts to conform to SiRF’s current period presentation. Certain amounts of amortization of acquisition-related intangible assets have been reclassed and are being presented as a component of cost of revenue. Previously, SiRF had presented these amounts as a component of operating expense.

USE OF NON-GAAP FINANCIAL INFORMATION:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, SiRF uses non-GAAP additional measures of gross profit, operating income, net income and net income per share adjusted to exclude certain expenses it believes appropriate to enhance an overall understanding of SiRF’s past financial performance and also its prospects for the future. We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

SiRF management uses each of the non-GAAP financial measures internally to understand, manage and evaluate our business. SiRF believes it is useful for itself and investors to review, as applicable, both GAAP information, which includes stock-based compensation expense, amortization of acquisition-related intangibles assets, expenses related to acquisition-related contingent payments, restructuring and asset impairment charges, and adjustments to normalize the income tax provision, and the non-GAAP measures, which exclude these amounts, in order to assess the performance of our continuing operations and for planning and forecasting in future periods. Each of these non-GAAP measures is intended to provide investors with an understanding of our operational results and trends that enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. SiRF believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Our non-GAAP financial measures reflect adjustments based on the following items:

(A)	Stock-based compensation expense: Our operating expenses include stock-based compensation expense recorded pursuant to SFAS No. 123R, which requires us to recognize a non-cash expense related to the fair value of all our employee stock-based compensation awards. We believe it is useful to highlight the effect of this stock compensation expense in our condensed statement of operations. However, stock-based compensation is a key incentive offered to our employees, and we believe it contributed to the revenue earned during the period and will contribute to our future revenue generation. Stock compensation expenses will recur in future periods.

(B)	Amortization of acquisition-related intangible assets: SiRF has excluded the effects of amortization of acquisition-related intangible assets from our non-GAAP net income because these costs are associated with the acquisition of companies that would not have otherwise been incurred. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

(C)	Acquisition-related contingent payments: SiRF has excluded the effects of compensation expense recorded in relation to acquisition-related contingent payments from our non-GAAP net income because these costs are associated with the acquisition of companies that would not have otherwise been incurred. These non-GAAP adjustments are intended to reflect additional acquisition-related payments and are not directly associated with our continuing operations.

(D)	Restructuring and impairment charges: SiRF has incurred charges associated with the restructuring plan that was adopted in March 2008 that otherwise would not have been incurred and therefore we have excluded the effects of these charges from our Non-GAAP net income. These non-GAAP adjustments are intended to reflect restructuring costs and are not directly associated with our continuing operations.

(E)	Provision for income taxes: SiRF has excluded certain tax benefits from our GAAP operating loss and recorded tax benefits and expenses by applying an estimated tax rate to our Non-GAAP loss or income. These Non-GAAP adjustments are intended to normalize the tax effects for the reporting periods.